UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): May 25, 2005


                               CALPINE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State of Other Jurisdiction of Incorporation)

                        Commission file number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115
         (Address of principal executive offices and telephone number)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 -- OTHER EVENTS

     On May 25, 2005, the Registrant issued the press release attached hereto as Exhibit 99.1.



ITEM 9.01 -- FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

     Not  Applicable

(b)  Pro Forma Financial Information.

     Not  Applicable

(c)  Exhibits.

     99.1. Press release, dated May 25, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CALPINE CORPORATION

                                  By:  /s/ Charles B. Clark, Jr.
                                       ------------------------------------
                                       Charles B. Clark, Jr.
                                       Senior Vice President, Controller and
                                       Chief Accounting Officer


Date: May 25, 2005

EXHIBIT 99.1.


NEWS RELEASE                                            CONTACTS: (408) 995-5115
                                   Media Relations:  Katherine Potter, Ext. 1168
                                    Investor Relations:  Rick Barraza, Ext. 1125
                                                         Karen Bunton, Ext. 1121
                                                          Lisa Poelle, Ext. 1285


                    Calpine Launches Strategic Initiative to
                Accelerate Debt Reduction and Increase Cash Flow

           Program Includes Asset Sales and Operating Cost Reductions


     (SAN JOSE, Calif.) /PR Newswire-First Call/ May 25, 2005 - Calpine Corporation [NYSE:CPN] rolled out an aggressive strategic initiative today aimed at dramatically enhancing the company's financial strength. The program is targeting accelerated debt reduction of more than $3 billion by the end of 2005, $275 million of annual interest savings, and approximately $200 million in annual operating cost reductions.

     The program will strengthen the company's core North American power assets and enhance Calpine's financial flexibility by:

o Optimizing the Power Plant Portfolio - Selling certain power and gas assets to reduce debt, lower annual interest cost and increase cash flow. In addition to previously announced potential asset sales, the company is targeting the sale of up to eight plants.

o Reducing Operating Costs - Decreasing operating and maintenance costs and lowering fuel costs to improve the operating performance of power plants, significantly boosting operating cash flow and liquidity.

o Accelerating Debt Reduction - Reducing total debt by more than $3 billion, or 16%, by the end of 2005, one year earlier than planned. Additional significant debt reductions are planned for 2006 and beyond.

     "Calpine has set an aggressive and timely program to strengthen our financial and competitive position," stated Calpine Chairman, President and CEO Peter Cartwright. "To operate effectively in a business environment that has changed dramatically over the last few years, we are reviewing all options to provide near-term results, while continuing to focus on long-term value. We have already recognized several attractive opportunities, which we expect will improve our operating cash flow.

     "We are refocusing and streamlining our business to take advantage of market opportunities as industry and economic fundamentals continue to improve in several of our key power regions. By taking these decisive actions, we're positioning Calpine to best capture the strong cash and earnings potential of our efficient, gas-fired and renewable, geothermal power fleet. The program we're presenting today is in its early stages. It will serve as a blueprint for a new and more powerful Calpine," Cartwright concluded.


PROGRAM OVERVIEW

     The program is designed to improve the value of Calpine's core power plant assets and strengthen its balance sheet.

Optimizing the Power Plant Portfolio

o Asset Sales - Calpine is pursuing opportunities to add value to its portfolio, reduce corporate debt and increase cash flow through sales of both its gas assets and certain of its power assets.

     o Calpine is finalizing its review of bids received for the sale of its 1,200-megawatt Saltend Energy Centre in the United Kingdom. The proceeds generated from such a sale are expected to be used to redeem $620 million of preferred equity related to the project, with the balance to be used in accordance with the company's existing bond indentures.

     o As announced last week, Calpine is evaluating strategic alternatives for its U.S. oil and gas assets, including the potential sale of all of or a portion of these resources. The proceeds generated from such a sale are expected to be used in accordance with the company's existing bond indentures.

     o The company is also evaluating the sale of up to eight other power plants to capture stronger market valuations.

o Mothball Plants - Calpine is considering temporarily shutting down power plants with negative cash flow, until market conditions warrant start-up, to further reduce costs and more effectively focus the company's financial and sales resources.

o Credit Enhancement - The company is in discussions with a leading financial institution to form a partnership that will lower its collateral requirements and establish a significant third party customer business. The combination of Calpine Energy Services' people, systems and processes, and the credit and financial resources of an investment grade financial institution, will enable the partnership to provide customers across the energy industry with unique products, services and energy solutions.

Reducing Operating Costs

     Through technological innovations and other programs, Calpine is enhancing the operating performance of its power plant fleet and is working to reduce its operating costs by approximately $200 million per year:

o Self-Perform Maintenance - Calpine is in negotiations to terminate all remaining long-term maintenance agreements. This will allow the company's plant and turbine maintenance groups to provide major maintenance and component and parts repairs at considerable cost savings.

o Reduce Off-Peak Operating Losses - Calpine plans to incorporate fleet-wide initiatives, some of which include innovative components that it has developed to reduce off-peak operating losses, resulting in considerable fuel cost savings. Further promoting this effort, the company's manufacturing and parts components subsidiary, Power Systems Manufacturing
     (PSM), recently installed its new combustor system, Flamesheet, at a Calpine plant to increase the operating range of the gas turbines while meeting the environmental permitting requirements.

o Reduce Heat Rate - Calpine will continue to incorporate fuel efficiency technologies fleet-wide to lower its annual fuel costs. To capture these cost savings, Calpine is targeting up to a 4% reduction in fuel costs through incremental improvements in power plant heat rates. For example, at Calpine's 263-megawatt Rumford Power Plant, the company recently installed and tested PSM proprietary parts and low-emissions systems, and customized plant operating procedures, resulting in a 2% heat rate improvement that could provide annual savings approaching $1 million at the plant.

Accelerating Debt Reduction

     Through this program of asset sales, credit enhancement, and fuel and operating cost reductions, Calpine is accelerating by one year its plans to repurchase more than $3 billion of corporate debt by the end of 2005. This aggressive debt reduction program will continue in 2006 and beyond.

     Calpine Chief Financial Officer Bob Kelly stated, "Our number one financial priority is de-levering the balance sheet to bring it in line with the current and future power markets and the related spark spread-generating capability of our modern fleet. This program is the first step toward achieving our long-term target of total debt equal to six times EBITDA, as adjusted(1). With the new financial focus and power initiative outlined today, we expect to significantly strengthen our balance sheet, lower our annual interest payments and improve our debt coverage ratios."

Company to Host Investor Day

     Calpine will host an East Coast Investor Day in the Fall to provide a comprehensive overview of the company, including a progress report on the strategic initiatives announced today. Further information on the date and location of the event will be announced shortly.

Annual Meeting Web Cast

     Calpine will present a web cast of its Annual Meeting of Stockholders this morning, at 10:00 a.m. PDT. Peter Cartwright will provide a presentation on the program outlined in today's announcement and a review of the past 12-months. The web cast, which includes the normal business meeting and presentation, can be accessed at Calpine's web site, www.calpine.com, under Investor Relations and will be archived for 30 days.

About Calpine

     A  major  power  company,   Calpine  Corporation   supplies  customers  and
communities with electricity from clean, efficient, natural gas-fired and geothermal power plants. Calpine owns, leases and operates integrated systems of plants in 21 U.S. states, three Canadian provinces and the United Kingdom. Its customized products and services include wholesale and retail electricity, natural gas, gas turbine components and services, energy management, and a wide range of power plant engineering, construction and operations services. Calpine was founded in 1984. It is included in the S&P 500 Index and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit www.calpine.com.

-------------------

     (1) For the company, EBITDA is not a measure of operating results, but rather a measure of its ability to service debt and to raise additional funds. It should not be construed as an alternative to either (i) income from operations or (ii) cash flows from operating activities. It is defined as net income less income from unconsolidated investments, plus cash received from unconsolidated investments; plus provision for tax; plus interest expense (including distributions on trust preferred securities and one-third of operating lease expense, which is management's estimate of the component of operating lease expense that constitutes interest expense); plus depreciation, depletion and amortization. The interest, tax, and depreciation and amortization components of discontinued operations are added back in calculating EBITDA, as adjusted. The non-GAAP measure, EBITDA, as adjusted for non-cash and other charges, is presented as a further refinement of EBITDA, as adjusted, to reflect the company's ability to service debt with cash.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms; (iv) unscheduled outages of operating plants; (v) a competitor's development of lower cost generating gas-fired power plants; (vi) risks associated with marketing and selling power from power plants in the newly-competitive energy market; (vii) the successful exploitation of an oil or gas resource that ultimately depends upon the geology of the resource, the total amount and costs to develop recoverable reserves and operations factors relating to the extraction of natural gas; (viii) the effects on the company's business resulting from reduced liquidity in the trading and power industry; (ix) the company's ability to access the capital markets or obtain bank financing on attractive terms; (x) the direct or indirect effects on the company's business of a lowering of its credit rating (or actions it may take in response to changing credit rating criteria), including, increased collateral requirements, refusal by the company's current or potential counterparties to enter into transactions with it and its inability to obtain credit or capital in desired amounts or on favorable terms; and (xi) other risks identified from time-to-time in the company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended Dec. 31, 2004, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which can also be found on the company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the company undertakes no duty to update this information.